Exhibit 99.1

Western Alliance Reports Net Income of $2.4 Million or $0.08 Per Share for the Second Quarter 2008

LAS VEGAS--(BUSINESS WIRE)--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the second quarter 2008.

Second Quarter 2008 Highlights:

  Regulatory capital of $508 million, up $40 million from March 31, 2008 which further strengthened our "well capitalized" status by federal banking standards
  Net income of $2.4 million, including loan loss reserve build of $7.8 million ($5.1 million, net of tax), down 41.7% from $4.1 million in the first quarter 2008 and 69.6% from $7.9 million in the second quarter 2007
  Diluted earnings per share of $0.08, including loan loss reserve build of $0.17 per share, down 42.9% from $0.14 the first quarter 2008 and down 68.0% from $0.25 in the second quarter 2007
  Net revenue (sum of net interest income and non-interest income, excluding securities and fair value gains/losses) of $55.0 million, down 0.6% from $55.3 million in the first quarter 2008 and up 6.0% from $51.8 million in the second quarter 2007
  Gross loans of $3.87 billion at June 30, 2008, up 4.1% or $152 million from March 31, 2008, and up 14.3% or $486 million from one year ago
  Deposits of $3.59 billion, up 0.9% or $33 million from March 31, 2008 and customer repurchase agreements of $186 million, down 17.4% or $39 million from March 31, 2008, resulting in total customer funds of $3.78 billion, down $6 million and down $232 million from one quarter and one year ago, respectively

Financial Performance

Western Alliance Bancorporation reported net income of $2.4 million for the second quarter 2008, down 41.7 percent from $4.1 million for the first quarter 2008 and 69.6 percent from $7.9 million for the second quarter 2007. Second quarter results include a $13.2 million loan loss provision expense, as compared to $8.1 million in the first quarter 2008. The second quarter also includes the $1.7 million after-tax loss ($0.06 per share) from PartnersFirst, the Company’s affinity credit card initiative.

Gross loans grew $152 million to $3.87 billion at June 30, 2008 from March 31, 2008 and increased $486 million from June 30, 2007.

Customer funds decreased $6 million to $3.78 billion at June 30, 2008 from March 31, 2008, comprised of a $33 million increase in deposits and a $39 million decrease in customer repurchase agreements. From June 30, 2007, customer funds decreased $232 million, comprised of a $222 million decrease in deposits and a $10 million decrease in customer repurchase agreements. Non-interest bearing title company deposits declined $79 million to $165 million during the 12 months ended June 30, 2008 and decreased $21 million from March 31, 2008.

“Despite these challenging times, Western Alliance continued to strengthen its banking franchise during the second quarter,” said Robert Sarver, Chairman, President and Chief Executive Officer of Western Alliance. “We have taken advantage of the turbulent market conditions to establish new customer relationships, leading to $152 million in loan growth with good pricing and structure. Like other banks, our earnings have been adversely affected by challenging macroeconomic conditions, particularly in the real estate sector. However, as a result of our three year program to stress test our real estate loans and curtail weaker credits, our asset quality has remained superior to our local peers. During the quarter, we also bolstered our strong capital position by raising $30.2 million of equity, half from insiders, which has taken our total capital to over $500 million as we remain a ‘well-capitalized’ institution by federal banking standards.”

Income Statement

Net interest income increased 4.7 percent to $48.0 million in the second quarter 2008 from $45.8 million in the second quarter 2007. The net interest margin in the second quarter 2008 was 4.25 percent, compared to 4.20 percent in the first quarter 2008. The net interest margin was 4.52 percent in the second quarter 2007.

The provision for loan losses was $13.2 million for the second quarter 2008 compared to $8.1 million for the first quarter 2008 and $2.0 million for the second quarter 2007. Non-accrual loans and other real estate owned were $51.3 million or 0.98 percent of total assets at June 30, 2008, up from $16.7 million or 0.32 percent of total assets at March 31, 2008. Net loan charge-offs were $5.3 million or 0.55 percent of average loans, compared to net charge-offs of $6.5 million or 0.70 percent of average loans for the first quarter 2008. Loans past due 30-89 days totaled $11.9 million at quarter end, down from $50.7 million at March 31, 2008.

Non-interest income, excluding increases in fair value of financial instruments measured at fair value, was $7.0 million for the second quarter 2008, up 15.5 percent from $6.0 million for the same period in 2007. For the first quarter 2008, non-interest income was $8.4 million, including approximately $1.1 million of non-recurring amounts.

Net revenue was $55.0 million for the second quarter 2008, up 6.0 percent from $51.8 million for the second quarter 2007. For the first quarter 2008, net revenue was $55.3 million.

Non-interest expense was $39.2 million for the second quarter 2008, up 14.3 percent from $34.3 million for the same period in 2007. For the first quarter 2008, non-interest expense was $38.0 million. We had 1,000 full-time equivalent (FTE) employees and 41 banking offices on June 30, 2008 compared to 979 and 40, respectively, on March 31, 2008 and 1,000 and 35, respectively, on June 30, 2007. These numbers include 28 FTE at PartnersFirst at June 30, 2008, our credit card affinity initiative that was launched in July 2007.

Net income decreased 41.7 percent to $2.4 million for the second quarter 2008 compared to $4.1 million for the first quarter 2008. Net income was $7.9 million for the same period last year. Diluted earnings per share were $0.08 compared with $0.14 for the first quarter 2008 and $0.25 for the second quarter 2007. Average diluted shares decreased 5.1 percent to 30.2 million for the second quarter 2008 compared to 31.8 million for the second quarter 2007.

Balance Sheet

Gross loans totaled $3.87 billion at June 30, 2008, an increase of 4.1 percent from March 31, 2008 and 14.3 percent from $3.39 billion at June 30, 2007. At June 30, 2008 the allowance for loan losses was 1.51 percent of gross loans up from 1.37 percent at March 31, 2008 and 1.09 percent at June 30, 2007.

Customer funds totaled $3.78 billion at June 30, 2008, a decrease of $6 million from March 31, 2008 and a $232 million decrease from $4.01 billion at June 30, 2007.

Non-interest bearing deposits, which include title company deposits for which the Company incurs non-interest expense for the benefit of the depositor, comprised 28.0 percent of total deposits at June 30, 2008. As of June 30, 2008, non-interest bearing deposits from title companies were 4.6 percent of total deposits, compared to 5.2 percent at March 31, 2008, and 6.4 percent at June 30, 2007.

At June 30, 2008 the company’s loan to deposit ratio was 107.8 percent compared with 88.8 percent one year earlier. Borrowings, including non-relationship brokered deposits, totaled $777 million at June 30, 2008, up $686 million from $91 million one year earlier. The majority of these borrowings represent overnight advances from the Federal Home Loan Bank.

Stockholders’ equity increased $31 million from March 31, 2008 to $525 million at June 30, 2008, primarily from a private placement of 3.8 million shares of common stock totaling $30.2 million. Our accumulated other comprehensive loss has increased since December 2007 due mainly to widening of credit spreads, which negatively affected the market values of our trust preferred CDO and adjustable rate preferred stock portfolios, increasing our other comprehensive loss by $3.5 million to $46.2 million for the quarter ended June 30, 2008. At June 30, 2008 tangible common equity was 5.7 percent of tangible assets and total risk-based capital was 11.0 percent of risk-weighted assets.

Total assets increased 10.0 percent to $5.22 billion at June 30, 2008 from $4.75 billion at June 30, 2007.

Operating Unit Highlights

Our Nevada banking operations, which include Bank of Nevada and First Independent Bank of Nevada, reported loan growth of $52 million during the second quarter 2008 and $193 million during the last 12 months to $2.62 billion at June 30, 2008. Customer funds decreased $34 million and $237 million to $2.48 billion during the same periods, respectively. Net income for our Nevada banks was $3.3 million during the second quarter 2008 compared with $8.8 million during the second quarter 2007.

Our California banking operations, which include Torrey Pines Bank and Alta Alliance Bank, reported loan growth of $71 million during the second quarter 2008 and $207 million during the last 12 months to $665 million. Customer funds increased $51 million and $23 million to $630 million during the same periods, respectively. Net income for our California banks was $1.0 million during the second quarter 2008 compared with $0.4 million during the second quarter 2007.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $21 million during the second quarter 2008 and an increase of $94 million during the last 12 months to $618 million. Customer funds decreased $13 million and $9 million to $681 million during the same periods, respectively. Net income for our Arizona banks was $0.8 million during the second quarter 2008 compared with $0.7 million during the second quarter 2007.

Our Asset Management business line, which includes Miller/Russell and Associates, Shine Investments Advisory Services and Premier Trust, had assets under management of $2.05 billion at June 30, 2008, up 11.4 percent from $1.84 billion at June 30, 2007. Assets under administration by the three entities increased 9.8 percent from $2.04 billion at June 30, 2007 to $2.24 billion at June 30, 2008. Net income for the Assets Management segment for the quarter ended June 30, 2008 was $0.3 million.

Our affinity credit card business line, PartnersFirst, has launched 13 new affinity groups and opened 6,879 accounts during the second quarter 2008. Losses incurred by PartnersFirst for the quarter ended June 30, 2008 were $1.7 million.

Attached to this press release is summarized financial information for the quarter ended June 30, 2008.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its second quarter 2008 financial results at noon ET on Friday, July 25, 2008. Participants may access the call by dialing 1-800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET July 25 until 9 a.m. ET August 2 by dialing 1-877-344-7529 using the pass code 421030#.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

	At or for the three months ended Jun. 30,			For the six months ended Jun. 30,
	2008	2007	Change%	2008	2007	Change%

Selected Balance Sheet Data: ($ in millions)
Total assets	$5,219.3	$4,746.8	10.0%
Gross loans, including net deferred fees	3,874.6	3,388.9	14.3
Securities	621.7	685.6	-9.3
Federal funds sold	10.9	73.0	-85.1
Customer funds	3,779.2	4,011.5	-5.8
Borrowings and brokered deposits	777.0	90.9	754.8
Junior sub. and subordinated debt	114.3	110.2	3.7
Stockholders' equity	525.4	519.4	1.2

Selected Income Statement Data: ($ in thousands)
Interest income	$72,686	$76,846	-5.4%	$149,478	$144,159	3.7%
Interest expense	24,684	31,020	-20.4	54,614	57,477	-5.0
Net interest income	48,002	45,826	4.7	94,864	86,682	9.4
Provision for loans losses	13,152	2,012	553.7	21,211	2,453	764.7
Net interest income after provision for loan losses	34,850	43,814	-20.5	73,653	84,229	-12.6
Securities gains/(losses) and other valuation changes	707	(3,766)		(2,988)	(3,495)	-14.5
Other non-interest income	6,952	6,019	15.5	15,370	11,608	32.4
Non-interest expense	39,192	34,274	14.3	77,195	63,195	22.2
Income before income taxes	3,317	11,793	-71.9	8,840	29,147	-69.7
Income tax expense	902	3,847	-76.6	2,283	9,798	-76.7
Net Income	$2,415	$7,946	-69.6	$6,557	$19,349	-66.1
Memo: intangible asset amortization expense, net of tax	$915	$557	64.3	$1,704	$814	109.3

Common Share Data:
Diluted net income per share	0.08	0.25	-68.0	0.21	0.63	-66.7
Book value per share	15.43	17.24	-10.5
Tangible book value per share (net of tax)	8.59	9.73	-11.7
Average shares outstanding (in thousands):
Basic	29,759	29,666	0.3	29,948	28,308	5.8
Diluted	30,211	31,835	-5.1	30,676	30,509	0.5
Common shares outstanding	34,059	30,128	13.0

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited

	At or for the three months ended Jun. 30,			For the six months ended Jun. 30,
	2008	2007	Change%	2008	2007	Change%

Selected Performance Ratios:
Return on average assets (1)	0.19%	0.68%	-72.1%	0.26%	0.89%	-70.8%
Cash return on average tangible assets (1) (2)	0.27	0.77	-64.9	0.33	0.97	-66.0
Return on average stockholders' equity (1)	1.95	6.15	-68.3	2.63	8.37	-68.6
Cash return on average tangible stockholders' equity (1) (2)	5.17	11.60	-55.4	5.20	14.33	-63.7
Net interest margin (1)	4.25	4.52	-6.0	4.19	4.55	-7.9
Net interest spread	3.73	3.42	9.1	3.60	3.41	5.6
Efficiency ratio - tax equivalent basis	70.70	64.23	10.1	69.46	63.16	10.0
Loan to deposit ratio	107.82	88.81	21.4

Capital Ratios:
Tangible Common Equity	5.7%	6.3%	-9.5
Tier 1 leverage ratio	7.8	8.2	-4.9
Tier 1 Risk Based Capital	8.4	8.9	-5.6
Total Risk Based Capital	11.0	10.7	2.8

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.55%	0.31%	77.4	0.63%	0.18%	250.0
Non-accrual loans to gross loans	1.15	0.02	5,650.0
Non-accrual loans and OREO to total assets	0.98	0.02	4,800.0
Loans past due 90 days and still accruing to total loans	0.09	0.19	-52.6
Allowance for loan losses to gross loans	1.51	1.09	38.5
Allowance for loan losses to non-accrual loans	132.13%	5152.86%	-97.4
===================================================
(1) Annualized for the three and six-month periods ended June 30, 2008 and 2007.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statements of Income
Unaudited	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands, except per share data)
	2008	2007	2008	2007
Interest income on:
Loans, including fees	$62,817	$67,193	$128,521	$126,213
Securities	9,789	9,144	20,762	16,904
Federal funds sold and other	80	509	195	1,042
Total interest income	72,686	76,846	149,478	144,159
Interest expense on:
Deposits	16,490	25,832	36,004	47,705
Borrowings	6,587	3,316	14,882	6,221
Junior sub. and subordinated debt	1,607	1,872	3,728	3,551
Total interest expense	24,684	31,020	54,614	57,477
Net interest income	48,002	45,826	94,864	86,682
Provision for loan losses	13,152	2,012	21,211	2,453
Net interest income after provision for loan losses	34,850	43,814	73,653	84,229
Mark-to-market gains (losses), net	707	(3,766)	2,292	(3,495)
Securities impairment charges	-	-	(5,280)	-
Other income:
Trust and investment advisory services	2,735	2,137	5,531	4,242
Service charges	1,411	1,167	2,838	2,236
Bank owned life ins.	573	960	1,373	1,888
Other	2,233	1,755	5,628	3,242
	6,952	6,019	15,370	11,608
Other expense:
Compensation	21,517	18,821	43,451	35,854
Occupancy	5,179	4,872	10,207	9,111
Customer service	1,113	1,897	2,313	3,220
Merger expenses	-	747	-	747
Intangible amortization	915	557	1,704	814
Other	10,468	7,380	19,520	13,449
	39,192	34,274	77,195	63,195
Income before income taxes	3,317	11,793	8,840	29,147
Income tax expense	902	3,847	2,283	9,798

Net income	$2,415	$7,946	$6,557	$19,349

Diluted EPS	$0.08	$0.25	$0.21	$0.63

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited

	Quarter ended
($ in thousands, except per share data)	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007
Interest income on:
Loans, including fees	$62,817	$65,704	$69,201	$69,066	$67,193
Securities	9,789	10,973	11,744	11,049	9,144
Federal funds sold and other	80	115	245	358	509
Total interest income	72,686	76,792	81,190	80,473	76,846
Interest expense on:
Deposits	16,490	19,514	23,852	26,571	25,832
Borrowings	6,587	8,295	8,698	5,270	3,316
Junior subordinated & subordinated debt	1,607	2,121	2,207	1,858	1,872
Total interest expense	24,684	29,930	34,757	33,699	31,020
Net interest income	48,002	46,862	46,433	46,774	45,826
Provision for loan losses	13,152	8,059	13,881	3,925	2,012
Net interest income after provision	34,850	38,803	32,552	42,849	43,814
Mark-to-market gains (losses), net	707	1,585	2,458	2,056	(3,766)
Securities impairment charges	-	(5,280)	(2,861)	-	-
Other income:
Trust and other fees	2,735	2,796	2,889	2,633	2,137
Service charges	1,411	1,427	1,339	1,253	1,167
Bank owned life ins.	573	800	913	962	960
Other	2,233	3,395	1,731	1,051	1,755
	6,952	8,418	6,872	5,899	6,019
Other expense:
Compensation	21,517	21,934	20,172	20,556	18,821
Occupancy	5,179	5,028	5,397	5,240	4,872
Customer service	1,113	1,200	1,813	1,675	1,897
Merger expenses	-	-	-	-	747
Intangible amortization	915	789	381	260	557
Other	10,468	9,052	8,201	6,890	7,380
	39,192	38,003	35,964	34,621	34,274
Income before income taxes	3,317	5,523	3,057	16,183	11,793
Income tax expense	902	1,381	614	5,100	3,847
Net income	$2,415	$4,142	$2,443	$11,083	$7,946

Diluted EPS	$0.08	$0.14	$0.08	$0.35	$0.25

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited

($ in millions)	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007
Assets
Cash and due from banks	$170.3	$132.9	$104.6	$128.9	$122.9
Federal funds sold	10.9	59.0	11.0	37.6	73.0
Cash and cash equivalents	181.2	191.9	115.6	166.5	195.9

Securities	621.7	731.1	736.2	788.4	685.6
Gross loans, including net deferred loan fees:
Construction	831.7	805.5	806.1	801.7	765.3
Real estate:
Commercial	1,624.5	1,550.8	1,514.5	1,484.7	1,437.9
Residential	536.0	519.6	492.6	466.8	436.6
Commercial	837.0	808.9	784.4	752.1	709.2
Consumer	54.1	46.2	43.5	49.9	46.9
Net deferred fees	(8.7)	(8.4)	(8.1)	(8.7)	(7.0)
	3,874.6	3,722.6	3,633.0	3,546.5	3,388.9
Less: Allowance for loan losses	(58.7)	(50.8)	(49.3)	(39.9)	(36.9)
Loans, net	3,815.9	3,671.8	3,583.7	3,506.6	3,352.0
Premises and equipment, net	143.4	143.9	143.4	138.4	130.3
Bank owned life insurance	89.4	88.9	88.1	87.1	86.2
Goodwill and other intangibles	240.7	241.4	242.2	243.1	237.4
Other assets	127.0	128.3	106.9	73.3	59.4
Total assets	$5,219.3	$5,197.3	$5,016.1	$5,003.4	$4,746.8

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets (continued)

($ in millions)	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007
Liabilities and Stockholders' Equity
Liabilities
Non-interest bearing demand deposits	$1,007.6	$1,032.2	$1,007.6	$1,112.1	$1,160.5
Interest bearing deposits:
Demand	263.8	276.5	264.6	259.2	263.8
Savings and money market	1,585.4	1,538.3	1,558.9	1,710.8	1,684.7
Time, $100 and over	622.2	623.8	649.4	641.0	634.8
Other time	114.6	89.5	66.5	69.6	72.0
	3,593.6	3,560.3	3,547.0	3,792.7	3,815.8
Customer repurchase agreements	185.6	224.6	275.0	204.1	195.7
Total customer funds	3,779.2	3,784.9	3,822.0	3,996.8	4,011.5
Brokered deposits	60.0	70.0	-	-	-
Borrowings	717.0	696.4	544.7	356.3	90.9
Junior subordinated debt	114.3	116.0	122.2	113.7	110.2
Accrued interest payable and other liabilities	23.4	36.0	25.7	20.7	14.8
Total liabilities	4,693.9	4,703.3	4,514.6	4,487.5	4,227.4
Stockholders' Equity
Common stock and additional paid-in capital	412.9	380.4	378.0	379.2	383.8
Retained earnings	158.7	156.3	152.3	149.8	138.8
Accumulated other comprehensive loss	(46.2)	(42.7)	(28.8)	(13.1)	(3.2)
Total stockholders' equity	525.4	494.0	501.5	515.9	519.4
Total liabilities and stockholders' equity	$5,219.3	$5,197.3	$5,016.1	$5,003.4	$4,746.8

Western Alliance Bancorporation and Subsidiaries

Changes in the Allowance For Loan Losses
Unaudited
	Quarter Ended
(in thousands)	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007

Balance, beginning of period	$50,839	$49,305	$39,911	$36,946	$37,519
Acquisitions	-	-	-	(370)	83
Provisions charged to operating expenses	13,152	8,059	13,881	3,925	2,012
Recoveries of loans previously charged-off:
Construction and land development	-	-	-	-	-
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial and industrial	192	95	45	14	83
Consumer	4	8	20	12	9
Total recoveries	196	103	65	26	92
Loans charged-off:
Construction and land development	1,082	3,323	2,361	-	-
Commercial real estate	-	182	-	-	-
Residential real estate	1,528	970	49	-	-
Commercial and industrial	2,705	2,084	2,023	328	2,727
Consumer	184	69	119	288	33
Total charged-off	5,499	6,628	4,552	616	2,760
Net charge-offs	5,303	6,525	4,487	590	2,668
Balance, end of period	$58,688	$50,839	$49,305	$39,911	$36,946

Net charge-offs (annualized) to average loans outstanding	0.55%	0.70%	0.49%	0.07%	0.31%
Allowance for loan losses to gross loans	1.51	1.37	1.36	1.13	1.09
Non-accrual loans	$44,416	$9,750	$17,873	$16,240	$717
Other real estate owned	6,847	6,901	3,412	149	-
Loans past due 30 to 89 days, still accruing	11,893	50,681	11,879	5,012	26,716
Loans past due 90 days, still accruing	3,597	3,235	779	760	6,431

Western Alliance Bancorporation and Subsidiaries

Average Balances, Yields and Rates Paid
Unaudited

	Three Months Ended June 30,
	2008			2007

Earning Assets	Average Balance in millions	Interest in thousands	Average Yield/ Cost	Average Balance in millions	Interest in thousands	Average Yield/ Cost

Securities (1)	$690.0	$9,196	5.64%	$642.1	$8,939	5.81%
Federal funds sold	14.3	80	2.25%	36.0	509	5.67%
Loans (1)	3,840.0	62,817	6.58%	3,402.6	67,193	7.92%
Restricted stock	42.8	593	5.57%	17.0	205	4.84%
Total earnings assets	4,587.1	72,686	6.41%	4,097.7	76,846	7.56%
Non-earning Assets
Cash and due from banks	104.6			105.0
Allowance for loan losses	(53.5)			(37.8)
Bank-owned life insurance	89.1			85.5
Other assets	473.3			405.6
Total assets	$5,200.6			$4,656.0
Interest Bearing Liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	$264.4	967	1.47%	$269.8	1,663	2.47%
Savings and money market	1,584.6	8,790	2.23%	1,646.7	15,715	3.83%
Time deposits	722.3	6,733	3.75%	692.7	8,454	4.90%
	2,571.3	16,490	2.58%	2,609.2	25,832	3.97%
Borrowings	1,012.7	6,587	2.62%	289.2	3,316	4.60%
Junior subordinated & sub. debt	116.0	1,607	5.57%	110.3	1,872	6.81%
Total interest-bearing liabilities	3,700.0	24,684	2.68%	3,008.7	31,020	4.14%
Non-interest Bearing Liabilities
Noninterest-bearing demand deposits	976.1			1,106.8
Other liabilities	27.0			22.3
Stockholders’ equity	497.5			518.2
Total liabilities and stockholders' equity	$5,200.6			$4,656.0
Net interest income and margin		$48,002	4.25%		$45,826	4.52%
Net interest spread			3.73%			3.42%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis.

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited

($ in millions)	Nevada	California	Arizona	Asset Management	PartnersFirst	Other	Inter- segment Elimi- nations	Consoli dated Company
At Jun. 30, 2008:

Assets	$3,668.7	$863.0	$797.0	$18.4	$20.6	$16.5	$(164.9)	$5,219.3
Gross loans and deferred fees	2,619.7	664.7	618.1	-	15.1	-	(43.0)	3,874.6
Less: Allowance for loan losses	(42.6)	(7.4)	(8.2)	-	(0.5)	-	-	(58.7)
Net loans	2,577.1	657.3	609.9	-	14.6	-	(43.0)	3,815.9
Deposits	2,328.1	622.8	656.9	-	-	-	(14.2)	3,593.6
Stockholders' equity	426.3	67.9	54.1	16.7	-	(39.6)	-	525.4

No. of branches	21	9	11	-	-	-	-	41
No. of FTE	598	152	141	44	28	37	-	1,000

(in thousands)
Three Months Ended Jun. 30, 2008:
Net interest income	$32,525	$9,287	$7,345	$16	$15	$(1,186)	$-	$48,002
Provision for loan losses	10,674	1,464	760	-	254	-	-	13,152
Net interest income after provision for loan losses	21,851	7,823	6,585	16	(239)	(1,186)	-	34,850
Securities gains/(losses) and other valuation changes	(161)	(261)	(567)	-	-	1,696		707
Noninterest income	2,614	496	1,487	2,720	147	361	(873)	6,952
Noninterest expense	(19,606)	(6,410)	(6,169)	(2,219)	(2,901)	(2,760)	873	(39,192)
Income (loss) before income taxes	4,698	1,648	1,336	517	(2,993)	(1,889)	-	3,317
Income tax expense (benefit)	1,363	690	506	226	(1,245)	(638)	-	902
Net income (loss)	$3,335	$958	$830	$291	$(1,748)	$(1,251)	$-	$2,415

(in thousands)
Six Months Ended Jun. 30, 2008:
Net interest income	$65,037	$17,807	$14,641	$45	$(66)	$(2,600)	$-	$94,864
Provision for loan losses	17,247	2,017	1,485	-	462	-	-	21,211
Net interest income after provision for loan losses	47,790	15,790	13,156	45	(528)	(2,600)	-	73,653
Securities gains/(losses) and other valuation changes	(9,945)	(383)	(575)	-	-	7,915	-	(2,988)
Noninterest income	6,189	1,015	3,381	5,526	302	364	(1,407)	15,370
Noninterest expense	(38,850)	(12,795)	(12,633)	(4,972)	(4,909)	(4,443)	1,407	(77,195)
Income (loss) before income taxes	5,184	3,627	3,329	599	(5,135)	1,236	-	8,840
Income tax expense (benefit)	973	1,514	1,213	294	(2,133)	422	-	2,283
Net income (loss)	$4,211	$2,113	$2,116	$305	$(3,002)	$814	$-	$6,557

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results (continued)
Unaudited

($ in millions)	Nevada	California	Arizona	Asset Management	Other	Inter- segment Elimi- nations	Consoli- dated Company
At Jun. 30, 2007:

Assets	$ 3,461.1	$ 682.2	$ 755.9	$ 9.2	$ 10.6	$ (172.2)	$ 4,746.8
Gross loans and deferred fees	2,427.2	457.5	524.2	-	-	(20.0)	3,388.9
Less: Allowance for loan losses	(25.9)	(4.7)	(6.3)	-	-	-	(36.9)
Net loans	2,401.3	452.8	517.9	-	-	(20.0)	3,352.0
Deposits	2,585.6	572.3	662.0	-	-	(4.1)	3,815.8
Stockholders' equity	477.9	64.5	53.6	8.5	(85.1)	-	519.4

No. of branches	17	8	10	-	-	-	35
No. of FTE	642	147	145	36	30	-	1,000

(in thousands)
Three Months Ended Jun. 30, 2007:
Net interest income	$ 33,448	$ 6,649	$ 7,279	$ 18	$ (1,568)	$ -	$ 45,826
Provision for loan losses	1,318	149	545	-	-	-	2,012
Net interest income after provision for loan losses	32,130	6,500	6,734	18	(1,568)	-	43,814
Securities gains/(losses) and other valuation changes	(2,907)	(419)	(440)	-	-	-	(3,766)
Noninterest income	3,221	543	611	2,136	-	(492)	6,019
Noninterest expense	(19,603)	(5,862)	(5,842)	(1,792)	(1,667)	492	(34,274)
Income (loss) before income taxes	12,841	762	1,063	362	(3,235)	-	11,793
Income tax expense (benefit)	4,073	376	398	159	(1,159)	-	3,847
Net income (loss)	$ 8,768	$ 386	$ 665	$ 203	$ (2,076)	$ -	$ 7,946

(in thousands)
Six Months Ended Jun. 30, 2007:
Net interest income	$ 62,414	$ 12,884	$ 13,973	$ 31	$ (2,620)	$ -	$ 86,682
Provision for loan losses	1,605	303	545	-	-	-	2,453
Net interest income after provision for loan losses	60,809	12,581	13,428	31	(2,620)	-	84,229
Securities gains/(losses) and other valuation changes	(2,926)	(418)	(440)	-	289	-	(3,495)
Noninterest income	6,162	1,071	1,142	4,275	(289)	(753)	11,608
Noninterest expense	(34,656)	(11,509)	(11,241)	(3,534)	(3,008)	753	(63,195)
Income (loss) before income taxes	29,389	1,725	2,889	772	(5,628)	-	29,147
Income tax expense (benefit)	9,582	745	1,109	336	(1,974)	-	9,798
Net income (loss)	$ 19,807	$ 980	$ 1,780	$ 436	$ (3,654)	$ -	$ 19,349

CONTACT:
Western Alliance Bancorporation
Media
Robert Sarver, Chairman/CEO, 602-952-5445
Investor
Dale Gibbons, CFO, 702-248-4200